Exhibit 99.1

FOR IMMEDIATE RELEASE

Celsius Holdings, Inc. to Present at Upcoming Investor Conferences

-Jefferies 2019 Consumer Conference: June 18-19, Nantucket, MA

-5th Annual ROTH London Conference: June 18-20, London, UK

BOCA RATON, FL, June 6, 2019 /PRNewswire/ -- Celsius Holdings, Inc. (the "Company" or "Celsius") (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today announced that the Company will be presenting at the Jefferies 2019 Consumer Conference on June 18-19 in Nantucket, MA and the 5th Annual ROTH London Conference on June 18-20 in London, UK. Below are additional details regarding the Company’s participation in each conference:

Jefferies 2019 Consumer Conference:

Company Representative:	John Fieldly, President and Chief Executive Officer
Group Presentation:	Tuesday, June 18th at 3:00 PM
Presentation webcast link:	http://wsw.com/webcast/jeff119/celh/
1x1 Meetings:	June 18-19th

5th Annual ROTH London Conference:

Company Representative:	Edwin Negron, Chief Financial Officer
1x1 Meetings:	June 18-20th

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global company with a proprietary, clinically proven formula for its brand CELSIUS® and all its sub-brands. A lifestyle fitness drink and a pioneer in the rapidly growing performance energy sector, CELSIUS® has four beverage lines that each offer proprietary, functional, healthy-energy formulas clinically-proven to offer significant health benefits to its users. The four lines include, CELSIUS® Originals, CELSIUS HEAT™, CELSIUS® On-the-Go, and CELSIUS® Sweetened with Stevia. CELSIUS® has zero sugar, no preservatives, no aspartame, no high fructose corn syrup, and is non-GMO, with no artificial flavors or colors. The CELSIUS® line of products is Certified Kosher and Vegan. CELSIUS® is also soy and gluten-free and contains very little sodium. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. CELSIUS® is sold nationally at Target, CVS, GNC, Vitamin Shoppe, 7-Eleven, Dick’s Sporting Goods, The Fresh Market, Sprouts and other key regional retailers such as HEB, Publix, Winn-Dixie, Harris Teeter, Shaw’s and Food Lion. It is also available on Amazon, at fitness clubs and in select micro-markets across the country. For more information, visit CELSIUS® at www.celsius.com or Celsius Holdings, Inc., at www.celsiusholdingsinc.com.

Investor Relations:

Cameron Donahue

(651) 653-1854

cameron@haydenir.com